Exhibit 1.3



                                    Autoriteit
                                    Financiet Markten




Form for the disclosure of securities transactions in the own issuing institution

Form for the disclosure of securities transactions in the own issuing institution



Part 1


1.  Name of issuing institution:                       New Skies Satellites N.V.

2.  Name of person obliged to notify:                  New Skies Satellites N.V.


Sort of security
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3.  Sort of security: Ordinary shares

    (Share/Bond/Option/Warrant/other)

4. To be filled out if applicable:

      Nominal value of the security:                   0.05 EUR

      Optional series (call option/put option):

      Exercise price:

      Expiration date:


Transaction in the security indicated in questions 3 and 4
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5.  Date of the transaction: 06-03-03

6a. Number of securities acquired in the transaction:  505,030

 b. Number of securities sold in the transaction:

7.  Price of the securities:                           3.90EUR

8.  Open/Close (in case of options)





To the best of my knowledge and belief I certify that the information set forth in this statement is true, complete and correct:


New Skies Satellites N.V., Mary J. Dent, General Counsel
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Name

Rooseveltplantsoen 4                                           7 March 2003
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Address                                                        Date

2517 KR The Hague
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Postal code & city & country                                   Signature